UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2025

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Quince Orchard Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2025, Novavax, Inc. (the “Company”) entered into privately negotiated exchange and subscription agreements (the “Exchange and Subscription Agreements”) with certain holders of the Company’s 5.00% Convertible Senior Notes due 2027 (the “2027 Notes”) and new investors, pursuant to which the Company will issue $225.0 million aggregate principal amount of its 4.625% Convertible Senior Notes due 2031 (the “2031 Notes”) consisting of (a) approximately $175.3 million principal amount of 2031 Notes issued in exchange for approximately $148.7 million principal amount of 2027 Notes (the “Exchange Transactions”), and (b) approximately $49.7 million principal amount of 2031 Notes for cash (the “Subscription Transactions” and, together with the Exchange Transactions, the “Transactions”), in each case, pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder.

The 2031 Notes will be issued under an indenture (the “New Notes Indenture”), expected to be dated on or around August 27, 2025, between the Company and The Bank of New York Mellon Trust Company, N.A.

The 2031 Notes will be senior, unsecured obligations of the Company and will accrue interest at a rate of 4.625% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2026. The 2031 Notes will mature on September 1, 2031, unless earlier repurchased, redeemed or converted. Before June 1, 2031, noteholders will have the right to convert their 2031 Notes only upon the occurrence of certain events. From and including June 1, 2031, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, based on the applicable conversion rate(s). The initial conversion rate is 89.7384 shares of common stock per $1,000 principal amount of 2031 Notes, which represents an initial conversion price of approximately $11.14 per share of common stock. Based on the initial conversion rate 20,191,140 shares of common stock would be issued upon conversion of the 2031 Notes. The initial conversion price represents a premium of approximately 27.5% over the last reported sale price of $8.74 per share of the Company’s common stock on August 20, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The 2031 Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after September 5, 2028 and before the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the 2031 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the relevant redemption date.

Holders of the 2031 Notes will have the right to require the Company to repurchase all or part of their 2031 Notes for cash in the event of certain fundamental changes (as defined in the New Notes Indenture), at a repurchase price equal to 100% of the principal amount of the 2031 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date.

In connection with the Transactions, the Company has been advised that J. Wood Capital Advisors LLC (“JWCA”), the Company’s financial advisor with respect to the Transactions, intends to purchase approximately 1.2 million shares of the Company’s common stock concurrently with the Transactions in privately negotiated transactions from certain exchanging holders and/or purchasers of the 2031 Notes through a financial intermediary at a discount to the last reported sale price of the Company’s common stock on August 20, 2025. JWCA has also agreed not to sell such shares of common stock for 30 days. Such concurrent purchases by JWCA of the Company’s common stock could increase (or reduce the size of any decrease in) the market price of the Company’s common stock, the 2027 Notes or the 2031 Notes.

Following the closing of the Exchange Transactions, approximately $26.5 million in aggregate principal amount of 2027 Notes will remain outstanding with terms unchanged. The Company expects that the gross proceeds from the Subscription Transactions will be approximately $49.7 million, excluding offering fees and transaction expenses, and intends to use the net proceeds for general corporate purposes. The Company will not receive any cash proceeds from the Exchange Transactions. The Transactions are expected to close concurrently on or about August 27, 2025, subject to customary closing conditions.

JWCA and Leerink Partners acted as financial advisors and Latham & Watkins LLP served as legal advisor to the Company on the transaction.

A copy of the Form of Exchange and Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Form of Exchange and Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

This Current Report on Form 8-K does not constitute an offer to sell, nor is it a solicitation of an offer to buy, the 2031 Notes or the Company’s common stock, nor shall there be any sale of the 2031 Notes or the Company’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The offer and sale of the 2031 Notes and the common stock of the Company issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The 2031 Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act. The issuance of common stock upon conversion, if any, is expected to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

Item 8.01. Other Events.

On August 21, 2025, the Company issued a press release announcing entry into the Exchange and Subscription Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking, including statements regarding net proceeds from the Subscription Transactions, use of proceeds from the Subscription Transactions, and anticipated closing of the Transactions. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. The factors that could cause or contribute to actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K include but are not limited to: the Company’s ability to consummate the Transactions; risks related to the Company’s indebtedness; challenges or delays in obtaining regulatory authorization or approval for its COVID-19 vaccine, including for future COVID-19 variant strain changes, the Company’s CIC vaccine candidate, its stand-alone influenza vaccine candidate or other product candidates; the Company’s ability to successfully and timely manufacture, market, distribute, or deliver its COVID-19 vaccine; challenges related to the Company’s partnership with Sanofi, including collaboration on the Nuvaxovid PMC, and in pursuing additional partnership opportunities; challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification, assay validation and stability testing, necessary to satisfy applicable regulatory authorities; challenges or delays in conducting clinical trials or studies for its product candidates, including the Nuvaxovid PMC; manufacturing, distribution or export delays or challenges; the Company’s substantial dependence on SII and Serum Life Sciences Limited for co-formulation and filling the Company’s COVID-19 vaccine and the impact of any delays or disruptions in their operations; difficulty obtaining scarce raw materials and supplies including for its proprietary adjuvant; resource constraints, including human capital and manufacturing capacity; constraints on the Company’s ability to pursue planned regulatory pathways, alone or with partners; challenges in implementing its global restructuring and cost reduction plan; the Company’s ability to timely deliver doses; challenges in obtaining commercial adoption and market acceptance of its COVID-19 vaccine or any COVID-19 variant strain containing formulation, or for its CIC vaccine candidate and stand-alone influenza vaccine candidate or other product candidates; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities, including requirements to deliver doses that may require the Company to refund portions of upfront and other payments previously received or result in reduced future payments pursuant to such agreements and challenges in negotiating, amending or terminating such agreements; challenges related to the seasonality of vaccinations against COVID-19 or influenza; challenges and uncertainty related to regulatory development; challenges related to the demand for vaccinations against COVID-19 or influenza; challenges in identifying and successfully pursuing innovation expansion opportunities, including with respect to the Company’s Matrix-M adjuvant; the Company’s expectations as to expenses and cash needs may prove not to be correct for reasons such as changes in plans or actual events being different than its assumptions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025, as updated by its periodic reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange and Subscription Agreement.
99.1	Press Release issued August 21, 2025.
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

Date: August 21, 2025	/s/ Mark J. Casey
	Name:	Mark J. Casey
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary